UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Items.

On October 16, 2017, Catalent, Inc. issued a press release announcing that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Operating Subsidiary”), has priced a private offering of $450.0 million aggregate principal amount of 4.875% senior unsecured notes due 2026 (the “Notes”) at par.

The sale of the Notes is expected to be consummated on October 18, 2017, subject to customary closing conditions. The anticipated amendment to the Operating Subsidiary’s credit agreement governing its senior secured credit facilities to reduce the applicable margins and extend the maturities by three years of each of the term loans and revolving credit facility is also expected to be consummated on or about the same date, subject to customary closing conditions, although there can be no assurance that the Operating Subsidiary will consummate the amendment on favorable terms or at all.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Catalent, Inc., dated October 16, 2017, announcing pricing of notes offering.

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release of Catalent, Inc., dated October 16, 2017, announcing pricing of notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: October 16, 2017